SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[ ]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[X]Soliciting Material Under Rule 14a-12

                        FIRST LANCASTER BANCSHARES, INC.
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                (Name of Registrant as Specified in Its Charger)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies:

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      2. Aggregate number of securities to which transaction applies:

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      3. Per unit  price  or other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4. Proposed maximum aggregate value of transaction:

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      5. Total fee paid:

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[ ] Fee paid previously with preliminary materials:
[ ] Check box if any part of the fee is offset as provided  by Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

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      2. Form, Schedule or Registration Statement No.:

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      3. Filing Party:

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      4. Date Filed:

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

PRESS RELEASE




FOR IMMEDIATE RELESAE           CONTACT:John H. Stigall
                                        President and Chief Executive Officer
                                        CKF Bancorp, Inc.
                                        (859) 236-4181

                                        Virginia R.S. Stump
                                        President & CEO
                                        First Lancaster Bancshares, Inc.
                                        (859) 792-3368


CKF BANCORP, INC. AND FIRST LANCASTER BANCSHARES, INC., TWO OF KENTUCKY'S OLDEST THRIFTS TO JOIN FORCES


     Danville and Lancaster, Kentucky (December 14, 2000). CKF Bancorp, Inc.(NASDAQ SC: CKFB) and First Lancaster Bancshares, Inc. (NASDAQ SC: FLKY) jointly announced the execution of a definitive merger agreement wherein CKF Bancorp, Inc. will acquire First Lancaster Bancshares, Inc. As part of the transaction, First Lancaster Bancshares shareholders will receive $16.27 per share in cash for a total deal value of approximately $13.7 million. CKF Bancorp anticipates that the transaction will be accretive to earnings within the first twelve months.

     First Lancaster Bancshares is a thrift holding company headquartered in Lancaster, Kentucky. First Lancaster Federal Savings Bank, the wholly owned subsidiary of First Lancaster Bancshares, serves Garrard County and surrounding counties from its banking office in Lancaster, Kentucky, and a loan production office in Nicholasville, Kentucky. At September 30, 2000, First Lancaster Bancshares had total assets of $57.1 million, total deposits of $28.3 million and total stockholders' equity of $12.4 million.

     CKF Bancorp through its subsidiary, Central Kentucky Federal Savings Bank, operates as a full service community bank in Danville, Kentucky. CKF Bancorp intends to merge First Lancaster Federal Savings Bank with Central Kentucky Federal and to operate First Lancaster Federal Savings Bank's banking office as a branch of Central Kentucky Federal. Upon completion of the merger, on a pro-forma basis, CKF Bancorp will have approximately $132 million in total assets and $82 million in total deposits.

     John H. Stigall, President and Chief Executive Officer of CKF Bancorp and Central Kentucky Federal, stated that "First Lancaster Federal Savings Bank is a high quality community bank that shares our tradition and philosophy of being a community oriented financial institution. This transaction enables us to grow our franchise by extending our market area to Garrard County - an area we are familiar with and an area in which we already have lending activity. Both Banks use the same data processing service bureau, our products and services are closely matched and both Banks enjoy a long history of service to its customers." Mr. Stigall added, "First Lancaster was organized in 1873 and Central Kentucky Federal was organized in 1886 and we look forward to continuing each Bank's commitment to our communities."

     Virginia R.S. Stump, President and Chief Executive Officer of First Lancaster Bancshares and First Lancaster Federal Savings Bank, stated that "We are very pleased to be joining forces with Central Kentucky Federal Savings Bank, an institution that enjoys an outstanding reputation with its customers and the communities that it serves. Central Kentucky Federal's conservative approach and customer oriented management style will enable the continuing entity to maintain our community bank atmosphere. We look forward to being a part of Central Kentucky Federal's organization. We are certain that our shareholders, customers, and employees will be well served by this new partnership."

     The merger is subject to the approval of the shareholders of First Lancaster Bancshares, the receipt of all required regulatory approvals and other customary conditions. The transaction is expected to close in mid-2001.

     This press release contains certain forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the CKF Bancorp, Inc. and First Lancaster Bancshares, Inc. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. Such factors include (i) successful implementation and integration of the acquisition of First Lancaster by CKF Bancorp, Inc., (ii) the effect that the adverse movement in interest rates could have on Central Kentucky Federal Savings Bank's and First Lancaster Federal Savings Bank's net interest income, (iii) customer preferences, (iv) national and local economic and market conditions, (v) higher than anticipated operating expenses, and (vi) a lower level of or higher cost for deposits than anticipated. CKF Bancorp, Inc. and First Lancaster Bancshares, Inc. disclaim any obligation to publicly announce future events or developments that may affect the forward-looking statement herein.

     Shareholders of First Lancaster Bancshares, Inc. and other investors are urged to read the proxy statement to be filed by First Lancaster Bancshares, Inc. with the U.S. Securities and Exchange Commission ("SEC") in connection with the proposed acquisition. The proxy statement will contain important information about CKF Bancorp, Inc., First Lancaster Bancshares, Inc. and the acquisition.

     Certain officers and directors of First Lancaster Bancshares, Inc. will be soliciting proxies from shareholders of First Lancaster Bancshares, Inc. in favor of the acquisition. A description of their direct and indirect interests in the acquisition, such as their stock ownership in First Lancaster Bancshares, Inc., will be included in the proxy statement. The directors and officers of First Lancaster Bancshares, Inc. who will be soliciting proxies are Virginia R.S. Stump, Tony A. Merida, David W. Gay, Ronald L. Sutton, Jack C. Zanone, Phyllis G. Swaffar and Jerry Purcell.

     After it is filed with the SEC, the proxy statement will be available for free, both on the SEC's web site (www.sec.gov) and from CKF Bancorp, inc. and First Lancaster Bancshares, Inc. as follows:

         CKF Bancorp, Inc.:
         John H. Stigall
         President and Chief Executive Officer
         CKF Bancorp, Inc.
         340 West Main Street
         Danville, Kentucky  40422
         859-236-4181

         First Lancaster Bancshares, Inc.:
         Virginia R.S. Stump
         President and Chief Executive Officer
         First Lancaster Bancshares, Inc.
         208 Lexington Street
         Lancaster, Kentucky  40444-1131
         859-792-3368

     CKF Bancorp, Inc. and First Lancaster Bancshares, Inc. also file annual, quarterly and special reports, proxy statements and other information with the SEC.

     Investors may read and copy any reports, statements or other information filed by each company on the SEC's web site at www.sec.gov or at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.